UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2009

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33117 (Commission File Number)	41-2116508 (IRS Employer Identification No.)

461 South Milpitas Blvd. Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (408) 933-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On June 19, 2009, Globalstar, Inc. (the “Company”) entered into a Second Supplemental Indenture ( the”Indenture”) relating to the sale and issuance by the Company to selected investors (the “Investors”) in a registered direct offering of up to $55 million in aggregate principal amount of the Company’s 8.00% Convertible Senior Unsecured Notes (the “Notes”).

The material terms of the Indenture and the Notes are included in the Current Report on Form 8-K filed June 17, 2009 and is incorporated by reference herein.

Item 2.03  Creation of Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 19, 2009, the Company issued $55 million in aggregate principal amount of the Notes in a registered direct offering, which Notes are governed by the Indenture.

Additional information included in Item 1.01 above regarding the Notes is incorporated by reference into this Item 2.03.

Item 9.01  Exhibits.

(d)  Exhibits.

4.1                       Second Supplemental Indenture dated as of June 19, 2009 between Globalstar, Inc. and U.S. Bank, National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.

/s/ Fuad Ahmad
Fuad Ahmad
Senior Vice President and Chief Financial Officer

Date: June 19, 2009